Exhibit  99.1

Press Release November 9, 2026
7575 W. Jefferson Blvd. Fort Wayne, IN 46804

Steel Dynamics Announces Additional $3.0 Billion Share Repurchase Authorization and
Fourth Quarter 2026 Cash Dividend

FORT WAYNE, INDIANA, November 9, 2026 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced that the company’s board of directors authorized an additional share repurchase program of $3.0 billion of the company’s common stock. The authorization is effective immediately and is additive to the previous $1.5 billion program, which had $216 million remaining authorized and available for repurchase on September 30, 2026. Since 2017, the company has repurchased $8.2 billion of its common stock, representing 45 percent of its outstanding shares, and has paid cash dividends of $2.2 billion through September 30, 2026.

“These actions reflect the Board’s and senior leadership’s continued confidence in our ability to consistently provide meaningful, industry-leading free cash flow generation throughout all market environments, in order to both continue our strong growth strategy and provide significant shareholder returns,” stated Mark D. Millett, Chairman and Chief Executive Officer. “We are committed to delivering shareholder value creation through profitable growth and proven capital allocation strategies. Our capital allocation strategy is consistent and focused on disciplined, high-return investments through organic growth and strategic acquisitions within our core competencies, strengthening our competitive position and deepening customer relationships. Supported by our strong value-added, low-cost operating model, disciplined capital structure, and robust liquidity profile, we are well positioned to grow while continuing to return value to our shareholders and maintain our investment grade credit ratings.”

Under the company’s share repurchase program, purchases take place as and when determined by the company in open-market or private transactions, including transactions that may be affected pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Pursuant to this program, purchases of shares of the company’s common stock are made based upon the market price of the company’s common stock, the nature of other investment and growth opportunities, expected free cash flow, and general economic conditions. The share repurchase program does not require the company to acquire any specific number of shares and may be modified, suspended, extended or terminated by the company at any time without prior notice.

Dividends

The company’s board of directors also declared a quarterly cash dividend of $0.53 per common share. The dividend is payable to shareholders of record at the close of business on December 31, 2026, and is payable on or about January 8, 2027.

About Steel Dynamics, Inc.

Steel Dynamics is a leading industrial metals solutions company, with facilities located throughout the United States, and in Mexico. The company operates using a circular manufacturing model, producing lower-carbon-emission, quality products with recycled scrap as the primary input. Steel Dynamics is one of the largest domestic steel producers and metal recyclers in North America, combined with a meaningful downstream steel fabrication platform. The company has also recently added aluminum operations, further diversifying its product offerings to supply aluminum flat rolled products with higher recycled content to the countercyclical sustainable beverage can industry, in addition to the automotive and industrial sectors. Steel Dynamics is committed to operating with the highest integrity and to being the safest, most efficient producer of high-quality, broadly diversified, value-added metal products.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in domestic or global economies, conditions in steel, aluminum, and recycled metals marketplaces, Steel Dynamics' revenues, costs of purchased materials, future profitability and earnings, and the operation of new, existing or planned facilities. These statements, which we generally precede or accompany by such typical conditional words as “anticipate”, “intend”, “believe”, “estimate”, “plan”, “seek”, “project”, or “expect”, or by the words “may”, “will”, or “should”, are intended to be made as “forward-looking”, subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) domestic and global economic factors; (2) global steelmaking overcapacity and imports of steel, together with increased scrap prices; (3) the cyclical nature of the metals industries and the industries we serve; (4) volatility and major fluctuations in prices and availability of scrap metal, scrap substitutes and supplies, and our potential inability to pass higher costs on to our customers; (5) cost and availability of electricity, natural gas, oil, and other energy resources are subject to volatile market conditions; (6) increased environmental, greenhouse gas emissions and sustainability considerations from our customers and investors or related regulations; (7) compliance with and changes in environmental and remediation requirements; (8) significant price and other forms of competition from other steel and aluminum producers, scrap processors and alternative materials; (9) availability of an adequate source of supply of scrap for our metals recycling operations; (10) cybersecurity threats and risks to the security of our sensitive data and information technology; (11) the implementation of our growth strategy; (12) our ability to retain, develop and attract key personnel; (13) litigation and legal compliance; (14) unexpected equipment downtime or shutdowns; (15) difficulties in the launch or production ramp-up of new products; (16) our aluminum operations depend on a core group of significant customers; (17) governmental agencies may refuse to grant or renew some of our licenses and permits; (18) our existing debt agreements contain, and any future financing agreements may contain, restrictive covenants that may limit our flexibility; and (19) the impacts of impairment charges.

More specifically, we refer you to our more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our Quarterly Reports on Form 10-Q, or in other reports which we file with the Securities and Exchange Commission. These reports are available publicly on the Securities and Exchange Commission website, www.sec.gov, and on our website, www.steeldynamics.com under “Investors – SEC Filings.”

Contact: Investor Relations — +1.260.969.3500